UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2016

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 17, 2015, HMS Income Fund, Inc. (the “Company”) decreased its public offering price from $9.55 per share to $9.00 per share. The decrease in the public offering price was effective as of the Company’s January 1, 2016 issuance of shares under its distribution reinvestment plan and will be effective as of the Company's January 7, 2016 closing.

In accordance with the Company’s share pricing policy, its board of directors determined that a reduction in the public offering price per share was warranted following a decline in the Company’s estimated net asset value per share that was deemed to be non-temporary and that resulted in an amount more than 2.5% below the then-current net offering price. As a result of the decrease in the Company’s public offering price per share, the maximum combined sales commission and dealer manager fee per share and the net proceeds per share will correspondingly decrease from $0.95 to $0.90 and $8.60 to $8.10, respectively.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

January 6, 2016	By:	/s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer